CUSIP NO 377339106

                                                                       EXHIBIT 3




                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of Amendment No. 2 to the
Schedule 13D to which this Agreement is attached.


               Dated:  February 7, 2000


                           ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED
                              PARTNERSHIP

                           By:  /s/     Lawrence Totsky
                              -------------------------------------
                                        Lawrence A. Totsky
                                        Chief Financial Officer


                           ANDREW A. ZIEGLER

                           /s/ Andrew A. Ziegler
                           -------------------------------------

                           CARLENE MURPHY ZIEGLER

                           /s/ Carlene Murphy Ziegler
                           -------------------------------------